Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

Health Management 1st Quarter 2011 Diluted EPS from Continuing Operations

Increases 16% to $0.22 and Net Revenue Increases 13% to $1.43 Billion

NAPLES, FLORIDA (April 25, 2011) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the first quarter ended March 31, 2011.

Key metrics from continuing operations for the first quarter (all percentage changes compare the first quarter of 2011 to the first quarter of 2010 unless otherwise noted) include:

•	Diluted earnings per share (“EPS”) increased 15.8% to $0.22;

•	Revenue increased 12.7% to $1,433.6 million;

•	Income from continuing operations increased 16.4% to $62.7 million;

•	Adjusted EBITDA increased 9.3% to $214.4 million;

•	Admissions increased 4.2% while adjusted admissions increased 8.3%;

•	Same hospital net revenue increased 4.8% to $1,333.0 million;

•	Same hospital Adjusted EBITDA increased 6.3% to $243.4 million, resulting in a 30 basis point improvement in margin, to 18.3%;

•	Same hospital surgeries increased 0.5%; and

•	Same hospital admissions and adjusted admissions declined 3.9% and 0.3%, respectively.

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Health Management Associates, Inc. / Page 2

The tables accompanying this press release include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital continuing operations, net revenue increased $61.2 million or 4.8% to $1,333.0 million compared to the prior year’s first quarter. Adjusted EBITDA from same hospital continuing operations grew 6.3% to $243.4 million, representing 18.3% of net revenue, as compared to $229.0 million and 18.0% of net revenue for the same quarter a year ago. A 0.5% increase in same hospital surgeries contributed to this net revenue and Adjusted EBITDA growth. Admissions from same hospital continuing operations in the first quarter were affected by declines in uninsured admissions and weather-related disruptions to a greater degree than during the same period a year ago, contributing to a 3.9% decline, while same hospital adjusted admissions were essentially flat, at -0.3%, compared to the prior year’s first quarter.

“We are very pleased to report another great quarter,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We will continue to focus on the initiatives we believe continue to significantly contribute to our outstanding results, including cost discipline, emergency room operations, physician recruitment and market service development. We believe our catalyst for growth continues to be our acquisition and partnership opportunities, as evidenced by our recent announcement to partner with the existing physician owners at Tri-Lakes Medical Center in Batesville, Mississippi. We plan to continue our disciplined approach to hospital acquisitions and joint ventures.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $172.8 million, or 12.1% of net revenue, for the first quarter compared to $156.9 million, or 12.3% of net revenue, for the same quarter a year ago.

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Health Management Associates, Inc. / Page 3

Uninsured self-pay patient discounts for the first quarter were $226.8 million, compared to $179.6 million for the same quarter a year ago. Charity/indigent care write-offs for the quarter were $21.4 million, compared to $20.8 million for the same quarter a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs (which Health Management refers to as the Uncompensated Patient Care Percentage) was 25.0% for the first quarter, compared to 24.3% for the first quarter a year ago, and 25.1% for the fourth quarter ended December 31, 2010. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive remuneration.

Cash flow from continuing operating activities for the first quarter ended March 31, 2011 was $116.8 million, after cash interest and cash tax payments aggregating $43.4 million. Health Management’s total leverage ratio and interest coverage ratio were 4.03 and 3.52, respectively, at March 31, 2011. These ratios are well within the requirements of Health Management’s credit facilities.

Health Management is increasing its diluted EPS objective range for fiscal year 2011 to be between $0.74 and $0.78 from between $0.72 and $0.76, and Health Management expects 2011 same hospital admissions growth to be between -1% and 1%. These objective ranges do not include any benefit from potential 2011 acquisitions.

As previously announced on April 20, 2011, a subsidiary of Health Management signed a definitive agreement to partner with the current physician owners of the 112-bed Tri-Lakes Medical Center, located in Batesville, Mississippi. Under the joint venture, Health Management will acquire a controlling interest in Tri-Lakes Medical Center and manage its operations. The transaction is expected to be completed by June 1, 2011.

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Health Management Associates, Inc. / Page 4

“We believe that our disciplined approach to controlling costs and the successful implementation of our operational initiatives will continue to result in improvement of our operating results in 2011 and that our first quarter results validate our approach. Likewise, we anticipate another successful year of hospital acquisitions in 2011, and we believe our recent Tri-Lakes Medical Center partnership announcement is indicative of an active pipeline of attractive acquisition and partnership opportunities,” added Newsome. “Health Management is about enabling America’s best local health care. We plan to continue investing in innovation in 2011 as we see opportunities to expand our existing hospitals’ scope and breadth of services, while at the same time we expect to continue to be an attractive strategic partner for hospitals in search of operational expertise with the best cultural fit. We believe we remain the only pure-player in the non-urban sector.”

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the first quarter ended March 31, 2011 on Tuesday, April 26, 2011 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services.

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Health Management Associates, Inc. / Page 5

Upon completion of the previously announced transaction to partner with the existing physician owners of Tri-Lakes Medical Center, Health Management, through its subsidiaries, will operate 60 hospitals, with approximately 9,000 licensed beds, in non-urban communities located throughout the United States. All references to “HMA”, “Health Management,” the “Company”, “we”, “us” or “our” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “plans”, “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Net revenue	$1,433,641	$1,271,744

Operating expenses:
Salaries and benefits	571,393	502,575
Supplies	195,003	179,170
Provision for doubtful accounts	172,802	156,905
Depreciation and amortization	65,372	61,217
Rent expense	36,018	29,733
Other operating expenses	243,996	207,187

Total operating expenses	1,284,584	1,136,787

Income from operations	149,057	134,957

Other income (expense):
Gains on sales of assets, net	60	1,195
Interest and other income, net	134	1,271
Interest expense	(51,037)	(53,574)

Income from continuing operations before income taxes	98,214	83,849
Provision for income taxes	(35,504)	(29,983)

Income from continuing operations	62,710	53,866
Loss from discontinued operations, net of income taxes	(598)	(447)

Consolidated net income	62,112	53,419
Net income attributable to noncontrolling interests	(6,588)	(6,479)

Net income attributable to Health Management Associates, Inc.	$55,524	$46,940

Earnings per share attributable to Heath Management
Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.22	$0.19
Discontinued operations	—	—

Net income	$0.22	$0.19

Weighted average number of shares outstanding:
Basic	250,038	247,555

Diluted	253,727	249,867

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$56,122	$47,387
Loss from discontinued operations, net of income taxes	(598)	(447)

Net income attributable to Health Management Associates, Inc.	$55,524	$46,940

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Consolidated net income	$62,112	$53,419
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	67,040	62,900
Provision for doubtful accounts	172,802	156,905
Stock-based compensation expense	6,483	4,467
Gains on sales of assets, net	(60)	(1,195)
Losses (gains) on sales of available-for-sale securities	203	(932)
Deferred income tax expense	11,695	2,665
Changes in assets and liabilities of continuing operations:
Accounts receivable	(236,412)	(243,620)
Supplies, prepaid expenses and other current assets	(5,526)	(7,683)
Prepaid and recoverable income taxes	22,479	26,052
Deferred charges and other long-term assets	(4,430)	(3,706)
Accounts payable, accrued expenses and other liabilities	22,739	30,548
Equity compensation excess income tax benefits	(2,897)	(1,100)
Loss from discontinued operations, net of income taxes	598	447

Net cash provided by continuing operating activities	116,826	79,167

Cash flows from investing activities:
Acquisitions and other	(3,696)	(10,959)
Additions to property, plant and equipment	(47,463)	(32,712)
Proceeds from sales of assets and insurance recoveries	137	2,142
Purchases of available-for-sale securities	(240,538)	(80,130)
Proceeds from sales of available-for-sale securities	165,952	45,000
Decrease in restricted funds	5,696	6,078

Net cash used in continuing investing activities	(119,912)	(70,581)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(9,018)	(9,445)
Proceeds from exercises of stock options	5,557	3,561
Cash received from noncontrolling shareholders	—	2,547
Cash payments to noncontrolling shareholders	(4,546)	(5,407)
Equity compensation excess income tax benefits	2,897	1,100

Net cash used in continuing financing activities	(5,110)	(7,644)

Net increase (decrease) in cash and cash equivalents before discontinued operations	(8,196)	942
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	2,180	483
Investing activities	—	(186)

Net increase (decrease) in cash and cash equivalents	(6,016)	1,239
Cash and cash equivalents at beginning of the period	101,812	106,018

Cash and cash equivalents at end of the period	$95,796	$107,257

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, in thousands)	March 31, 2011	December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$95,796	$101,812
Available-for-sale securities	131,874	57,327
Accounts receivable, net	808,950	759,131
Other current assets	255,054	269,808
Assets held for sale	4,994	4,994
Property, plant and equipment, net	2,677,986	2,664,641
Restricted funds	47,668	51,067
Other assets	1,022,186	1,001,305

Total assets	$5,044,508	$4,910,085

Liabilities and Stockholders’ Equity
Current liabilities	$580,334	$555,630
Deferred income taxes	184,056	157,177
Other long-term liabilities	688,968	680,073
Long-term debt	2,977,100	2,983,719
Stockholders’ equity	614,050	533,486

Total liabilities and stockholders’ equity	$5,044,508	$4,910,085

	Three Months Ended March 31,
	2011	2010	% Change
Continuing Operations
Occupancy	48.3%	49.1%
Patient days	381,195	362,393	5.2%
Admissions	88,343	84,766	4.2%
Adjusted admissions	159,642	147,365	8.3%
Average length of stay	4.3	4.3
Surgeries	82,897	78,126	6.1%
Emergency room visits	393,148	343,256	14.5%

Net revenue (in thousands)	$1,433,641	$1,271,744	12.7%
Net revenue per adjusted admission	$8,980	$8,630	4.1%
Total inpatient revenue percentage	50.3%	51.9%
Total outpatient revenue percentage	49.7%	48.1%

Same Hospitals
Occupancy	47.3%	49.1%
Patient days	349,607	362,393	-3.5%
Admissions	81,460	84,766	-3.9%
Adjusted admissions	146,899	147,365	-0.3%
Average length of stay	4.3	4.3
Surgeries	78,527	78,126	0.5%
Emergency room visits	360,256	343,256	5.0%

Net revenue (in thousands)	$1,332,971	$1,271,744	4.8%
Net revenue per adjusted admission	$9,074	$8,630	5.1%
Total inpatient revenue percentage	50.6%	51.9%
Total outpatient revenue percentage	49.4%	48.1%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended March 31,
	2011	2010

Net revenue	$1,433,641	$1,271,744
Less acquisitions	100,670	—

Same hospital net revenue	$1,332,971	$1,271,744

Consolidated net income	$62,112	$53,419

Adjustments:
Loss from discontinued operations, net of income taxes	598	447
Provision for income taxes	35,504	29,983
Gains on sales of assets, net	(60)	(1,195)
Interest and other income, net	(134)	(1,271)
Interest expense	51,037	53,574
Depreciation and amortization	65,372	61,217

Adjusted EBITDA (a)	214,429	196,174

Adjustment for acquisitions, corporate and other	28,940	32,842

Same hospital operating Adjusted EBITDA (a)	$243,369	$229,016

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	18.3%	18.0%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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